Exhibit 99.1

GWG HOLDINGS ReportS SECOND Quarter
2016 Financial Results

MINNEAPOLIS, MN – August 16, 2016 – GWG Holdings, Inc. (Nasdaq: GWGH), a specialty finance company and a leading purchaser in the life insurance secondary market, today announced its financial results for the second quarter ended June 30, 2016.

Highlights for the Three Months Ended June 30, 2016

●	GAAP Financial Information
o	Total revenue of $20.8 million, up nearly 250% from the prior year
o	Net income attributable to common shareholders of $2.3 million, or $0.32 per basic and $0.29 per fully diluted share, respectively
●	Non-GAAP Financial Information[1]
o	Adjusted Non-GAAP net income of $6.4 million, or $1.07 per basic share[2]
o	Non-GAAP net asset value of $18.72 per basic share as of June 30, 2016[3]
●	Increased the number of financial advisors able to source life insurance policies through GWG’s Appointed Agent Program to 2,875
●	Raised a record $48.2 million of capital from GWG’s investment product offerings
●	Purchased $136.8 million in face value of policy benefits, of which approximately one third of all life insurance policies purchased during the quarter came from GWG’s direct origination
●	Recognized $9.8 million in policy benefits from six life insurance policies
●	The Company’s portfolio of life insurance stood at $1.15 billion in face value of policy benefits covering 493 unique lives; a net sequential growth of $127.0 million
●	Closed the sale of short term L Bonds (< 2 years) and reset interest rates on mid and long-term L Bonds to reflect the growth and maturation of the life insurance portfolio[4]
●	Maintained a total liquidity position of $58.4 million[5]

“GWG continues to achieve record results across our key operating and financial metrics,” said Jon Sabes, GWG Holdings’ Chief Executive Officer. “The value of the financial services we provide are clearly beginning to resonate as we seek to create a vibrant life insurance secondary market.”

(1)	See non-GAAP Financial Measures below.
(2)	Our credit facility requires us to maintain positive net income calculated on an adjusted non-GAAP basis. We calculate adjusted non-GAAP net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value measurements required by GAAP. We net this actuarial gain against our adjusted costs during the same period to calculate adjusted non-GAAP net income.
(3)	Net asset value per share is calculated as present value of the Company’s portfolio of life insurance policies using a discount rate of 6.91% (equal to the Company’s weighted average interest rate paid on interest bearing debt) plus cash on hand and policy benefits receivable, if any, less the sum of the Company’s interest bearing debt and preferred stock, divided by the number of basic shares outstanding.
(4)	Changes announced August 2, 2016 and are effective September 1, 2016.
(5)	Includes cash, cash equivalents, restricted cash, policy benefits receivable, and amounts available, if any, on the senior credit facility.

Sabes added, “We know seniors owning life insurance are benefiting – as we have returned over $357 million to seniors for life insurance they no longer wanted, needed or could afford – this compares to the $22 million in surrender value offered by insurance carriers.  We know investors are seeking positive yields derived from our non-correlated assets – as we raised over $48 million this quarter and worldwide interest rates continued to decline. We also know financial advisors can help their clients with the services we offer – as we continue to grow our community of progressive and forward thinking financial advisors. The culmination of these factors point to significant growth potential for GWG – as we continue to meet the needs of markets that benefit from the services we offer.”

Second Quarter 2016 Financial Summary

Total revenue for the second quarter ended June 30, 2016 was $20.8 million, as compared to $8.6 million for the same period in 2015. Realized gain from policy benefits for the second quarter was $8.1 million, as compared to $0.6 million for the same period in 2015. The Company recognized $9.8 million of life insurance policy benefits in the second quarter, as compared to $0.8 million in the same period of 2015. Total revenue from new policy purchases during the second quarter was $9.8 million, as compared to $4.5 million for the same period in 2015. Additionally, we recognized $5.1 million of unrealized gain associated with the adoption of the Society of Actuaries 2015 Valuation Basic Tables during the second quarter.

Total operating expenses for the second quarter of 2016 were $17.1 million, as compared to $12.0 million for the same period in 2015. The increase was due to additional interest expense as a result of higher debt balances outstanding and greater spending across all of our functional areas as we continue to rapidly grow our financial services distribution platform and our direct life insurance policy origination and acquisition capabilities.

“Recently we made important changes to our L Bond investment product, which has been a primary means of funding our portfolio of life insurance,” said William Acheson, GWG Holdings’ Chief Financial Officer. “These changes included closing the sale of our short term (less than 2 years) L Bonds and reducing the interest rates offered on our mid and long-term L Bonds. The resulting lower cost of funds and improved asset/liability profile of GWG’s balance sheet creates immediate value and reduces risk for all our investors.” Acheson continued, “Additionally, the rapid acceptance of our Redeemable Preferred Stock offering is paving the way for our planned migration from debt to equity financing, positioning GWG for further growth.”

Gain on Life Insurance Policies

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Change in est. probabilistic cash flows	$11,308,000	$21,429,000	$20,559,000	$19,434,000
Premiums and other fees paid	(8,995,000)	(6,172,000)	(17,440,000)	(12,466,000)
Fair value of matured policies	(5,637,000)	(14,130,000)	(12,417,000)	(14,760,000)
Change in life expectancy evaluation	5,119,000	(373,000)	5,951,000	(936,000)
Change in discount rates	629,000	2,591,000	838,000	3,229,000
Unrealized gain on acquisitions	9,822,000	4,511,000	17,841,000	5,123,000
Realized gain on maturities	8,137,000	618,000	22,765,000	25,632,000
Gain on life insurance policies	$20,383,000	$8,474,000	$38,097,000	$25,256,000

Life Insurance Origination and Acquisition

●	Second consecutive quarterly record of life insurance policy purchases – by face amount of benefits and number of policies
●	Purchases in the first half of 2016 exceeded the full year of 2015 – by face amount of benefits and number of policies
●	Purchased a record 28 life insurance policies through GWG direct origination programs, representing 32% of total acquisitions for the quarter
●	Continued implementation of streamlined policy acquisition process and automation to improve service times and resource efficiency
●	GWG Life, LLC obtained three new state life settlement provider licenses (NJ, MT, NH), for a total of 38 licenses nationally

“GWG’s life insurance policy portfolio growth is being driven by our continued focus on direct policy origination and acquisition activities,” said Michael Freedman, GWG Holdings’ President. “We have been successfully enlisting more insurance agents and financial advisors to source life insurance policies for GWG through our Appointed Agent Program. Furthermore, through our Policy Acquisition Center, we have continued to expand the capacity and improve the efficiency of our case processing so that GWG is evaluating and purchasing more direct policy submissions in less time.”

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$1,154,798,000
Average face value per policy	$2,111,000
Average face value per insured life	$2,342,000
Weighted average age of insured (yrs.)	82.1
Weighted average life expectancy estimate (yrs.)	6.8
Total number of life insurance policies	547
Number of unique lives	493
Demographics	73% Males; 27% Females
Number of smokers	18
Largest policy as % of total portfolio	0.87%
Average policy as % of total portfolio	0.18%
Average annual premium as % of face value	3.25%

Distribution of Policies and Policy Benefits by Current Age of Insured

					Percentage of Total
Min Age	Max Age	Policies	Policy Benefits	Wtd. Avg. Life Expectancy (yrs.)	Number of Policies	Policy Benefits
90	95	43	$81,533,000	2.4	7.9%	7.1%
85	89	141	$296,388,000	4.7	25.8%	25.7%
80	84	148	$396,632,000	6.8	27.0%	34.3%
75	79	101	$226,984,000	8.9	18.5%	19.7%
70	74	75	$103,093,000	9.7	13.7%	8.9%
65	69	39	$50,168,000	10.7	7.1%	4.3%
Total		547	$1,154,798,000	6.8	100.0%	100.0%

Life Insurance Portfolio Activity

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Total policy benefits purchased	$136,806,000	$52,082,000	$239,020,000	$56,550,000
Total life insurance policies purchased	88	22	163	30
Average policy benefit purchased	$1,555,000	$2,367,000	$1,466,000	$1,885,000
Direct policy benefits purchased	$16,146,000	$6,780,000	$19,555,000	$7,748,000
Direct insurance policies purchased	28	6	38	9

Trailing 12 Month Policy Benefits Recognized and Premiums Paid

Quarter End Date	Portfolio Face Amount	12-Month Trailing Policy Benefits Collected	12-Month Trailing Policy Premiums Paid	12-Month Trailing Benefits/ Premium Coverage Ratio
June 30, 2014	784,652,000	6,300,000	22,598,000	27.9%
September 30, 2014	787,964,000	4,300,000	23,121,000	18.6%
December 31, 2014	779,099,000	18,050,000	23,265,000	77.6%
March 31, 2015	754,942,000	46,675,000	23,786,000	196.2%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.6%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%

Conference Call Details

Management will host a conference call today at 4:00 pm Eastern Time to discuss the Company's financial results. The conference call number for U.S. participants is (844) 423-9895 and the conference call number for participants outside the U.S. is (716) 247-5865. The conference ID number for both conference call numbers is 54620135. The call may also be accessed via webcast on the Company’s website at investors.gwglife.com.

A replay of the call will be available through Tuesday, August 23, 2016 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international), using the passcode 54620135.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH) is a specialty finance company and a leader in the life insurance secondary market. GWG is dedicated to creating a vibrant life insurance secondary market for the economic benefit of seniors with life insurance who are seeking post-retirement financial solutions, investors seeking yield derived from non-correlated assets, financial advisors seeking value-added products and services for their clients, and shareholders seeking to gain from the realization of this marketplace. As of June 30, 2016, GWG’s growing portfolio consisted of over $1.1 billion in face value of policy benefits. Since 2006, GWG has purchased over $2 billion in life insurance policy benefits and paid seniors $357 million for their life insurance.

For more information about GWG Holdings, email info@gwglife.com or visit www.gwglife.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contacts:

Larry Clark (310) 622-8223

Financial Profiles, Inc.

GWGH@finprofiles.com

Media Contacts:

Rose Reifsnyder

Senior Vice President, Marketing

GWG Holdings, Inc.

(612) 840-7204

rreifsnyder@gwglife.com

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(unaudited)
A S S E T S
Cash and cash equivalents	$17,379,350	$34,425,105
Restricted cash	11,160,793	2,341,900
Investment in life insurance policies, at fair value	431,820,437	356,649,715
Secured MCA advances	4,328,317	-
Life insurance policy benefits receivable	6,829,022	-
Other assets	3,510,443	2,461,045
TOTAL ASSETS	$475,028,362	$395,877,765

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y
LIABILITIES
Revolving Senior Credit Facility	$77,475,992	$63,279,596
Series I Secured Notes	17,965,653	23,287,704
L Bonds	327,322,906	276,482,796
Accounts payable	2,529,206	1,517,440
Interest payable	13,323,746	12,340,061
Other accrued expenses	1,355,266	1,060,786
Deferred taxes, net	4,670,715	1,763,968
TOTAL LIABILITIES	$444,643,484	$379,732,351

STOCKHOLDERS’ EQUITY

CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 2,737,698 and 2,781,735; liquidation preference of $20,533,000 and $20,863,000 on June 30, 2016 and December 31, 2015, respectively)	20,445,320	20,784,841

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 12,222 on June 30, 2016)	12,212,767	-

MCA PREFERRED STOCK
(par value $0.001; shares authorized 2,000,000; shares outstanding 7,155 on June 30, 2016)	71,555	-

COMMON STOCK
(par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,974,790 and 5,941,790 on June 30, 2016 and December 31, 2015)	5,975	5,942
Additional paid-in capital	16,488,390	17,149,391
Accumulated deficit	(18,839,129)	(21,794,760)
TOTAL STOCKHOLDERS’ EQUITY	30,384,878	16,145,414

TOTAL LIABILITIES & EQUITY	$475,028,362	$395,877,765

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
REVENUE
Gain on life insurance policies, net	$20,383,347	$8,473,886	$38,097,059	$25,257,295
MCA income	223,255	-	368,216	-
Interest and other income	170,880	90,380	216,100	139,676
TOTAL REVENUE	20,777,482	8,564,266	38,681,375	25,396,971

EXPENSES
Interest expense	10,365,581	7,322,347	20,025,966	14,498,881
Employee compensation and benefits	3,071,507	2,144,725	5,537,705	3,872,642
Legal and professional fees	1,304,353	642,931	2,510,481	1,166,184
Other expenses	2,332,685	1,881,321	4,744,845	3,415,060
TOTAL EXPENSES	17,074,126	11,991,324	32,818,997	22,952,767

INCOME (LOSS) BEFORE INCOME TAXES	3,703,356	(3,427,058)	5,862,378	2,444,204
INCOME TAX EXPENSE (BENEFIT)	1,822,030	(1,176,643)	2,906,747	1,432,728

NET INCOME (LOSS)	$1,881,326	$(2,250,415)	$2,955,631	$1,011,476

Loss attributable to preferred shareholders	429,760	344,847	772,722	698,003
INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$2,311,086	$(1,905,568)	$3,728,353	$1,709,478
NET INCOME (LOSS) PER SHARE
Basic	$0.32	$(0.38)	$0.50	$0.29
Diluted	$0.29	$(0.38)	$0.46	$0.21

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,967,098	5,876,618	5,954,944	5,873,423
Diluted	8,081,895	5,876,618	8,036,501	7,987,923

Non-GAAP Financial Measures

GWG uses non-GAAP financial measures for evaluating financial results, planning and forecasting, and maintaining compliance with covenants contained in borrowing agreements. The application of current GAAP standards during a period of significant growth in the Company’s business, in which period the Company is building a large and actuarially diverse portfolio of life insurance, results in current period operating performance that may not be reflective of the Company’s long-term earnings potential. Management believes that the Company’s non-GAAP financial measures permit investors to better focus on this long-term earnings performance without regard to the volatility in GAAP financial results that can occur during this phase of growth.

Non-GAAP financial measures disclosed by GWG are provided as additional information to investors in order to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. A reconciliation of GAAP to the non-GAAP financial measures described above can be found below.

Adjusted Non-GAAP Net Income. Our credit facility requires us to maintain a positive net income calculated on an adjusted non-GAAP basis. We calculate the adjusted net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value. We net this actuarial gain against our adjusted costs during the same period to calculate our net income on a non-GAAP basis.

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
REVENUE
GAAP net income	$1,881,326	$(2,250,415)	$2,955,631	$1,011,476
Unrealized fair value (gain) loss (1)	(21,241,376)	(14,028,327)	(32,772,929)	(12,134,482)
Adjusted cost basis increase (2)	16,372,918	12,413,852	31,739,965	24,643,053
Accrual of unrealized actuarial gain (3)	9,391,032	7,974,447	17,570,007	12,215,892
Total adjusted non-GAAP income (4)	6,403,900	4,109,557	19,492,674	25,735,939
Adjustments to income	429,760	344,847	772,722	698,003
Non-GAAP income attributable to common shareholders	6,833,660	4,454,404	20,265,396	26,433,942
Non-GAAP net income per share:
Basic	1.07	0.70	3.27	4.38
Diluted	0.85	0.76	2.52	3.31
Average shares outstanding:
Basic	5,967,098	5,876,618	5,954,944	5,873,423
Diluted	8,081,895	5,876,618	8,036,501	7,987,923

(1)	Reversal of unrealized fair value gain of life insurance policies for current period.
(2)	Adjusted cost basis is increased to include those acquisition and servicing expenses which are not capitalized under GAAP.
(3)	Accrual of actuarial gain at expected internal rate of return based on the non-GAAP investment cost basis for the period.
(4)	We must maintain an annual positive consolidated net income, calculated on a non-GAAP basis, to maintain compliance with our revolving credit facility with DZ Bank/Autobahn.

Non-GAAP Net Asset Value. The non-GAAP net asset value attempts to measure the economic value of the Company’s common equity by netting interest-bearing debt and the redemption value of the Company’s outstanding preferred stock against the value of the Company’s portfolio of life insurance (discounted at the weighted average interest paid on interest bearing indebtedness) and cash and cash equivalents at the end of the measurement period. Management believes this is a useful way to view the common equity value attributable to the current yield spread in the Company’s portfolio of life insurance.

	As of June 30,	As of December 31,
	2016	2015
Life insurance portfolio policy benefits	$1,154,798,000	$944,844,000
Discount rate of future cash flows	6.91%	6.98%
Net present value of life insurance policy benefits	$535,915,000	$435,738,000
Cash and cash equivalents	$28,540,000	$36,767,000
Policy benefits receivable	$6,829,000	$-
Interest bearing debt	$(435,008,000)	$(370,760,000)
Preferred stock redemption value	$(24,418,000)	$(22,949,000)
Net asset value	$111,858,000	$78,796,000
Per share	$18.72	$13.26
Shares outstanding (basic)	5,974,790	5,941,790

The discount rate used in this calculation is our weighted-average cost of financing and is separate and distinct from the discount rate used to determine the GAAP fair value of the portfolio of life insurance policies as described in our most recent form 10-Q.

The following table illustrates the impact on the non-GAAP net asset value of different discount rates (discounted at our weighted-average interest rate paid on indebtedness) as of June 30, 2016.

Discount rate of future cash flows	5.91%	6.91%	7.91%	8.91%
Net asset value	$143,307,000	$111,858,000	$83,164,000	$56,915,000
Per share	$23.99	$18.72	$13.92	$9.53